SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2009 (April 28, 2009)
SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBITS
EX-4.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On April 28, 2009, our Board of Directors (the “Board”) adopted a rights plan to protect against limitations on our ability to use our net operating loss carryforwards and certain other tax benefits (the “NOLs”) to reduce potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated thereunder we may “carry forward” these losses in certain circumstances to offset current and future earnings and reduce our federal income tax liability. We believe that we currently will be able to carry forward our NOLs, and these NOLs could be a substantial asset to us. If we experience a future “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs could be substantially limited, significantly impairing the value of that asset. The terms of the rights and the rights plan are set forth in a Rights Agreement, by and between us and The Bank of New York Mellon, as rights agent, dated as of April 29, 2009 (the “Rights Plan”).
     The Rights Plan is intended to act as a deterrent to any person or group (an “Acquiring Person”) acquiring 4.9% or more of our outstanding common stock (assuming for purposes of this calculation that all of our outstanding convertible preferred stock is converted into common stock) without the approval of our Board. The Rights Plan exempts future acquisitions of common stock by Liberty Radio, LLC and its affiliates, but does not in any respect alter the respective rights and obligations of the Company and Liberty Radio, LLC and its affiliates under the terms of the Investment Agreement dated as of February 17, 2009, between the Company and Liberty Radio, LLC. Any rights held by an Acquiring Person are void and may not be exercised. Our Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.
     The Rights. As part of the Rights Plan, our Board declared a dividend of one preferred share purchase right for each outstanding share of common stock.  The dividend is payable to our stockholders of record as of May 11, 2009.  If the rights become exercisable, each right would initially represent the right to purchase from us one one-millionth of a share of our Series C Junior Preferred Stock for a purchase price of $2.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, a right does not give its holder any rights as a stockholder.
     Exercisability. The rights will not be exercisable until the close of business on the tenth business day after a public announcement by us that a person or group has become an Acquiring Person. We refer to the date that the rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates will evidence the rights and will contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred on the books and records of the rights agent as provided in the Rights Plan.
     Subject to the exchange feature described below, after the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will have the right to receive upon exercise and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price.

     Exchange. On or after the Distribution Date, we, (i) will, if on such date the voting rights set forth in Section 12 of the Certificate of Designations for our Convertible Perpetual Preferred Stock, Series B-1, are still in effect, and (ii) at any time thereafter, may, at the option of the Board, exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock per right (subject to adjustment).
     Expiration. The rights and the Rights Plan will expire on the earliest of (i) August 1, 2011, (ii) the time at which the rights are redeemed pursuant to the Rights Plan, (iii) the time at which the rights are exchanged pursuant to the Rights Plan, (iv) the repeal of Section 382 of the Internal Revenue Code, or any successor statute, if the Board determines that the Rights Plan is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year to which the Board determines that no tax benefits may be carried forward and (vi) June 30, 2010 if our stockholders have not approved the Rights Plan.
     Redemption. At any time prior to the Distribution Date, our Board may redeem the rights in whole, but not in part, at a price of $0.00001 per right, subject to adjustment to reflect any stock split, stock dividend or similar transaction (the “Redemption Price”). The redemption of the rights may be made effective at such time, on such basis and with such conditions as our Board in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.
     Anti-Dilution Provisions. Our Board may make certain adjustments to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. Such adjustments may include adjustments to the purchase price of the preferred shares under the rights, the number of preferred shares issuable pursuant to each right and the number of outstanding rights, in each case as provided for in the Rights Plan. Generally, no adjustments to the purchase price of less than 1% will be made.
     Amendments. Before the Distribution Date, our Board may amend or supplement the Rights Plan without the consent of the holders of the rights. After the Distribution Date, our Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable, and no such amendment may cause the rights again to become redeemable or cause the Rights Plan again to become amendable other than in accordance with this sentence.
     A copy of the Rights Plan is filed as Exhibit 4.1 to this Current Report on Form 8-K and a copy of the press release relating to the adoption of the Rights Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing summary description of the Rights Plan is qualified in its entirety by reference to such exhibits.

Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On April 28, 2009, Thomas D. Barry was appointed as our Senior Vice President and Controller.

     Mr. Barry, 43, served as Vice President of Finance, Corporate Controller and Chief Accounting Officer for Reader’s Digest Association, a global multi-brand media and marketing company, from April 2001 to January 2008.   From August 1998 to March 2001, Mr. Barry served as a finance executive at Xerox Engineering Systems, Inc., a wholly owned subsidiary of Xerox Corporation, the world’s leading document management technology and services enterprise. At the time of his departure, Mr. Barry was Senior Vice President of Finance at Xerox Engineering Systems, Inc. From June 1993 to August 1998, Mr. Barry served in various financial management roles at Avon Products, Inc., a leading global beauty company, most recently as Director of Financial Services and Reengineering.   From December 1988 to April 1993 Mr. Barry held various audit positions at Price Waterhouse, Coopers & Lybrand, and the Federal Home Loan Bank of Boston.

     We have entered into a three-year employment agreement with Mr. Barry.  He will receive an annual base salary of $300,000 per year and annual bonuses in an amount determined by the company. In the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Barry will be entitled to receive severance payments, in the form of salary continuation, for a period of six months and 50% of any annual bonus he would have been entitled to receive in the year the termination occurs. We have also agreed to continue Mr. Barry’s medical and dental insurance for a period of six months in the event we terminate his employment without cause or he terminates his employment for good reason.
Item 9.01 Financial Statements and Exhibits
     (a) Not Applicable.
     (b) Not Applicable.
     (c) Not Applicable.
     (d) Exhibits.
     The Exhibit Index attached hereto is incorporated herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: April 29, 2009

EXHIBITS

Exhibit	Description of Exhibit

4.1	Rights Agreement, dated as of April 29, 2009, between Sirius XM Radio Inc. and The Bank of New York Mellon, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.

99.1	Press Release dated April 29, 2009.